EXHIBIT 99.1

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT, entered into as of January 11, 2016 (the “Agreement”), by and between HealthWarehouse.com, Inc., a Delaware corporation (the “Company”), and Dan Seliga (the “Employee”).

W I T N E S S E T H:

WHEREAS, the Company desires to employ the Employee as its Chief Operating Officer and Chief Financial Officer so that it will have the benefit of his ability, experience and services, and the Employee is willing to enter into an agreement to that end, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1.    Employment

The Company hereby agrees to employ the Employee, and the Employee hereby agrees to be in the employ of the Company, on and subject to the terms and conditions of this Agreement.

2.   Term

The period of this Agreement (the “Agreement Term”) shall commence and become effective on January 1, 2016 (the “Effective Date”) and shall expire on the second anniversary of the Effective Date.  Thereafter, the Agreement Term shall be automatically extended for an additional year on each anniversary of the Effective Date, unless written notice of non-extension is provided by either party to the other party at least ninety (90) days prior to such anniversary.  The period of the Employee’s employment hereunder (the “Employment Period”) shall commence as of the Effective Date and shall expire at the end of the Agreement Term, unless earlier terminated in accordance with the terms and conditions of this Agreement or except as otherwise set forth herein.

3.    Position and Duties

(a)    Position, Reporting.  During the Employment Period, the Employee shall serve as, and with the title, office and authority of, the Chief Operating Officer and Chief Financial Officer of the Company.  The Employee shall have such duties and authority as are normally associated with such positions and will generally have responsibility for managing, planning, directing, coordinating and controlling overall operations of the Company and financial reporting and budgeting, subject to the authority of the Company’s President and Chief Executive Officer (the “CEO”) and the Board of Directors of the Company (the “Board”).  The Employee shall report directly to the Board.

(b)    Business Time.  During the Employment Period, the Employee agrees to devote his full business time, efforts and skills to the performance of his duties and responsibilities under this Agreement.  Subject to Section 7 hereof, the Employee shall not be precluded from devoting reasonable periods of time to participate in professional, philanthropic or community activities; provided that such activities do not interfere with the Employee’s regular performance of his duties and responsibilities hereunder.

(c)     Location.  The Employee shall perform his duties in the Florence, Kentucky area but from time to time the Employee may be required to travel to other locations in connection with his responsibilities under this Agreement.

4.    Compensation and Benefits

In consideration of the services rendered by the Employee during the Employment Period, and subject in all respects to the terms and provisions of this Agreement, the Company shall pay or provide the Employee the compensation and benefits set forth below:

(a)    Base Salary.  During the Employment Period, the Company shall pay the Employee a base salary at the rate of $150,000 per annum (the “Base Salary”), to be paid in accordance with the normal payroll practices of the Company.  The Base Salary shall be increased to $165,000 per year on January 1, 2017 and thereafter may be reviewed from time to time by the Compensation Committee of the Board (the "Compensation Committee") for possible merit increases.

(b)    Annual Bonus.  During the Employment Period, the Employee shall have the opportunity to earn an annual bonus (the “Annual Bonus”) with a target equal to 100% of Base Salary under the annual bonus program in which management employees of the Company are eligible to participate, as determined by the Compensation Committee from time to time, with the amount and payment of the Annual Bonus to be based on the achievement of performance goals by the Company and/or the Employee under the terms of such program.  The Annual Bonus shall be paid 50% in cash and 50% in stock options. Notwithstanding the foregoing, for the 2016 and 2017 calendar years, the Employee shall be deemed to have earned at least a minimum Annual Bonus of 30% of Base Salary irrespective of whether applicable performance targets are met.  To be eligible for payment of the Annual Bonus, Employee must be employed by the Company on the date of payment of such Annual Bonus.  The Annual Bonus shall be paid no later than March 31 of the calendar year immediately following the calendar year to which such bonus relates.

(c)    Benefits.  The Employee shall be entitled to participate in the employee and fringe benefit plans and programs of the Company in which employees of the Company are generally eligible to participate from time to time during the Employment Period, subject to and on a basis consistent with the terms, conditions, eligibility requirements and overall administration of such plans and programs.  Employee shall be added to the Company’s Directors and Officers Liability Insurance Policy.

(d)    Vacation.  The Employee shall be entitled to up to four (4) weeks of vacation per year.

(e)    Business Expenses.  The Company shall reimburse all reasonable business expenses and disbursements incurred by the Employee in the performance of his duties under this Agreement in accordance with the Company’s normal practices and procedures, upon proper accounting therefor.

5.    Termination of Employment

The Employment Period and the Employee’s employment hereunder shall be terminated upon the occurrence of any of the following events, subject to the provisions of this Agreement applicable to termination of employment, as follows:

(a)    Resignation for Good Reason.  The Employee may voluntarily terminate the Employment Period and the Employee’s employment hereunder for Good Reason.  For these purposes of this Agreement, “Good Reason” shall mean (i) the assignment to the Employee of any duties materially inconsistent with the Employee’s position, title, authority or responsibilities as contemplated by Section 3(a) hereof, or any action by the Company that results in a material diminution in such position, title, authority or responsibilities or (ii) a change in two or more members of the current Board, which Board currently consists of Lalit Dhadphale, Joseph Savarino, Youssef Bennani and Ambassador Ned Siegel.  In no event shall the Employee be considered to have terminated his employment for “Good Reason” unless the Employee delivers a written notice of termination to the Company identifying in reasonable detail the acts or omissions constituting “Good Reason” and the provision of this Agreement relied upon, and such acts or omissions are not cured by the Company within 15 days of receipt of such notice.  If the acts or omissions are not cured, the Employee may terminate his employment not earlier than 30 days following the date of the written notice of termination referred to in the preceding sentence.

(b)    Resignation without Good Reason.  The Employee may voluntarily terminate the Employment Period and the Employee’s employment hereunder for any reason that does not constitute Good Reason (“Without Good Reason”) by giving the Company 30 days advance written notice of such termination.

(c)    Termination For Cause.  The Company may terminate the Employment Period and the Employee’s employment hereunder for Cause.  For purposes of this Agreement, “Cause” shall mean the occurrence of one of the following: (i) fraud or willful or intentional misrepresentation in connection with the Employee’s performance of his duties hereunder; (ii) the failure by the Employee to substantially perform his duties hereunder; (iii) willful or intentional conduct by the Employee that is detrimental to the Company’s reputation, goodwill or business operations in any material respect; (iv) breach or threatened breach by the Employee of the restrictive covenants incorporated in Section 7 hereof; (v) the Employee’s conviction for, or plea of nolocontendere to a charge of commission of, a felony or a violation of federal or state securities laws; or (vi) a material breach of the representations in Section 9 hereof.

(d)    Termination Without Cause.  The Company may terminate the Employment Period and the Employee’s employment hereunder without Cause (“Termination Without Cause”) at any time by giving the Employee 30 days’ advance written notice of such termination, or in lieu thereof by paying the Employee, in addition to any amounts the Employee is due under Section 6 hereof, his then-current daily Base Salary for each day the Company’s written notice of termination is less than 30 days.

(e)    Disability.  The Employment Period and the Employee’s employment hereunder shall terminate upon his Disability.  For purposes of this Agreement, “Disability” shall mean the inability of the Employee to perform his essential duties to the Company, with or without accommodation, on account of physical or mental illness or incapacity for a period of three consecutive months, or for a period of six months, whether or not consecutive, during any 12-month period.  The Employee’s employment hereunder shall be deemed terminated by reason of Disability on the last day of the applicable period.

(f)    Death.  The Employment Period and the Employee’s employment hereunder shall terminate upon his death.

6.    Rights Upon Termination

In the event the Employment Period and the Employee’s employment hereunder is terminated during the Agreement Term, the Employee shall have the rights provided below.

(a)    Resignation for Good Reason; Termination Without Cause.  In the event that the Employment Period and the Employee’s employment hereunder is terminated by the Employee for Good Reason or by the Company as a Termination Without Cause, the Company shall pay the Employee: (i) any earned but unpaid Base Salary through the date of termination, (ii) any unreimbursed business expenses as of the date of termination under Section 4(e) hereof and (iii) subject to Section 6(d) below, severance pay equal to six (6) months of Base Salary at the rate then in effect, payable in equal installments over a six month period following the date of termination in accordance with the normal payroll practices of the Company.

(b)    Resignation Without Good Reason; Termination for Cause; Death; Disability.  In the event that the Employment Period and the Employee’s employment hereunder is terminated by the Employee Without Good Reason, by the Company for Cause or on account of death or Disability, the Employee shall not be entitled to receive, and the Company shall have no obligation to provide, any severance payments, bonus, or benefits under this Agreement; except that the Company shall pay the Employee: (i) any earned but unpaid Base Salary through the date of termination, and (ii) any unreimbursed business expenses as of the date of termination under Section 4(e) hereof.

(c)    Other Obligations.  The benefits payable to the Employee under this Agreement are not in lieu of any benefits payable under any employee benefit plan, program or arrangement of the Company, except as specifically provided herein, and upon termination of employment, the Employee will receive such benefits or payments, if any, as he may be entitled to receive pursuant to the terms and conditions of such plans, programs and arrangements.  Except for the obligations of the Company provided by this Section 6, the Company shall have no other obligations to the Employee upon his termination of employment.

(d)    Releases of Claims.  As a condition of the Employee’s entitlement to any severance payment under Section 6(a) hereof, the Employee to execute and honor a release of claims in the form specified by the Company.

7.    Restrictive Covenants

(a)    Nondisclosure of Confidential Information.

(i) The Employee acknowledges that during the course of the Employee's employment with the Company, the Employee has had or will have access to and knowledge of certain information that the Company considers confidential, and the release of such information to unauthorized persons would be extremely detrimental to the Company.  As a consequence, the Employee hereby agrees and acknowledges that the Employee owes a duty to the Company not to disclose, and agrees that without the prior written consent of the Company, at any time, either during or after the Employee's employment with the Company, the Employee will not communicate, publish or disclose, to any person anywhere or use, any Confidential Information (as hereinafter defined), except as may be necessary or appropriate to conduct the Employee's duties hereunder, provided the Employee is acting in good faith and in the best interest of the Company, or as may be required by law or judicial process.  The Employee will use reasonable best efforts at all times to hold in confidence and to safeguard any Confidential Information from falling into the hands of any unauthorized person.  The Employee will return to the Company all Confidential Information in the Employee's possession or under the Employee's control whenever the Company shall so request, and in any event will promptly return all such Confidential Information if the Employee's relationship with the Company is terminated for any or no reason and will not retain any copies thereof.  For purposes hereof, the term "Confidential Information" shall mean any information used by or belonging or relating to the Company or any of its affiliates that is not known generally to the industry in which the Company is or may be engaged and which the Company maintains on a confidential basis, including, without limitation, any and all trade secrets and proprietary information, information relating to the Company's business and services, employee information, customer lists and records, business processes, procedures or standards, know-how, manuals, business strategies, records, financial information, in each case whether or not reduced to writing or stored electronically, as well as any information that the Company advises the Employee should be treated as confidential information.  Further, Confidential Information shall not include information which is independently obtained from a third party whose disclosure violates no duty of confidentiality to the Company.

(ii) The Employee acknowledges and agrees that all analyses, reports, proposals, software, documentation, machine code and other intellectual property owned by the Company (collectively, the “Company’s Intellectual Property”) are and shall remain the sole and exclusive property of the Company, or as otherwise may be noted, and that in no event shall the Employee have any ownership interest therein.  In that connection, the Employee hereby irrevocably assigns, transfers and conveys to the Company all of his right, title and interest, if any, in and to the Company’s Intellectual Property, including any rights the Employee may have of patent, copyright, trade secret or other proprietary rights in the Company’s Intellectual Property.  The Employee agrees to assist the Company in every proper way to obtain and from time to time enforce patents, copyrights, trade secrets and all other proprietary and intellectual property rights and interest in and to all the Company’s Intellectual Property in any and all countries, and to that end the Employee will execute and deliver all documents and other papers and materials for use in applying for, obtaining and enforcing such patents, copyrights, trademarks and other proprietary and intellectual property rights and interests, as the Company may request in writing, together with any assignments thereof to the Company or persons designated by it.  The Employee agrees that the Company is appointed as his attorney to execute all such instruments and do all such things for the purpose of assuring to the Company (or its designee) the full benefit of the provisions of this paragraph.

(b)    Noninterference with Clients or Employees.  The Employee agrees that, during the period of the Employment Period and for a period of 18 months from the date of termination of employment for any reason (the “Restricted Period”), the Employee shall not, on the Employee's own behalf or on behalf of any other person or entity, solicit or in any manner influence or encourage any current or prospective client, customer, employee or other person or entity that has a business relationship with the Company or any subsidiary, to terminate or limit in any way their relationship with the Company, or interfere in any way with such relationship.

(c)    Noncompetition.  The Employee agrees that, during the Restricted Period, the Employee shall neither directly nor indirectly, engage or hold an interest in any business engaged in the Business in those geographic areas in which the Company or its subsidiaries conduct the Business, nor directly or indirectly, have any interest in, own, manage, operate, control, be connected with as a stockholder (other than as a stockholder of less than five percent (5%) of the issued and outstanding stock of a publicly held corporation), joint venturer, officer, director, partner, employee or consultant, or otherwise engage or invest or participate in the Business in those geographic areas in which the Company or its subsidiaries engage in the Business.  For purposes of this Agreement, “Business” shall mean (i) the marketing and distribution of pharmaceuticals, prescription medications and over-the-counter (“OTC”) medications and products and pet prescription medications in all 50 states and the District of Columbia through the mail or a commercial delivery service, and (ii) any other business in which the Company or its subsidiaries are engaged in during the Restricted Period.

(d)    Survival.  The provisions of this Section 7 shall be applicable and shall survive for the time periods specified herein without regard to the termination of the Employment Period of the expiration of the Agreement Term.

(e)    Enforcement.  The Employee acknowledges and agrees that the provisions of this Section 7 are reasonable and necessary for the successful operation of the Company.  The Employee further acknowledges that if he breaches any provision of this Section 7, the Company will suffer irreparable injury.  It is therefore agreed that the Company shall have the right to enjoin any such breach or threatened breach, without posting any bond, if ordered by a court of competent jurisdiction.  The existence of this right to injunctive and other equitable relief shall not limit any other rights or remedies that the Company may have at law or in equity including, without limitation, the right to monetary and compensatory damages.  In addition, the Employee further acknowledges that if he breaches any provision of this Section 7 following his termination of employment with the Company, the Employee will forfeit the right to any unpaid severance or other payments due under this Agreement.  If any provision of this Section 7 is determined by a court of competent jurisdiction to be unenforceable in the manner set forth herein, the Employee and the Company agree that it is the intention of the parties that such provision should be enforceable to the maximum extent possible under applicable law.  If any provisions of this Section 7 are held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Section 7 (or any portion thereof).  For purposes of the restrictions of this Section 7, references to the “Company” include reference to its subsidiaries and affiliates.

8.    Successors and Assigns

(a)    This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company upon any sale of all or substantially all of the Company’s assets, or upon any merger, consolidation or reorganization of the Company with or into any other corporation, all as though such successors and assigns of the Company and their respective successors and assigns were the Company.  Except as provided above, this Agreement shall not be assignable by the Company to any person without the prior written consent of the Employee.

(b)    This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.  The Employee’s obligations under this Agreement shall not be assignable by the Employee.

9.     Representations

The Employee represents and warrants that his entering into this Agreement and his employment with the Company will not be in breach of any other agreement with any current or former employer and that he is not subject to any other restrictions on solicitation of clients or customers or competing against another entity.  The Employee understands that the Company has relied on this representation in entering into this Agreement.

10.   Entire Agreement

This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and cancels and supersedes any and all prior agreements between the parties with respect to the subject matter hereof, except to the extent specifically provided herein.  Any amendment or modification of this Agreement shall not be binding unless in writing and signed by the Company and the Employee.  The Company represents that there are no other agreements with the Company or other undertakings to or for the Company which have been executed by the Employee other than as expressly set forth herein.

11.   Severability

In the event that any provision of this Agreement is determined to be invalid or unenforceable, the remaining terms and conditions of this Agreement shall be unaffected and shall remain in full force and effect, and any such determination of invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement.

12.   Tax Withholding

All compensation paid to the Employee under this Agreement shall be subject to all applicable income tax, employment tax and all other federal, state and local tax withholdings and deductions.

13.   Waiver of Breach

The waiver by either party of a breach of any provision of this Agreement by the other party must be in writing and will not operate or be construed as a waiver of any subsequent breach by such other party.

14.   Notices

All notices which may be necessary or proper for either the Company or the Employee to give to the other shall be in writing and shall be delivered by hand or sent by registered or certified mail, return receipt requested, or by air courier, to the Employee at:  the Employee’s then-current address as listed in the Company’s payroll records or at such other address as may be provided to the Company for this purpose, and shall be sent in the manner described above to President and Chief Executive Officer, HealthWarehouse.com, Inc., 7107 Industrial Road, Florence, Kentucky, and shall be deemed given when sent, provided that any notice given under Section 5 hereof shall be deemed given only when received.  Any party may by like notice to the other party change the address at which he or they are to receive notices hereunder.

15.   Governing Law

This Agreement shall be governed by and enforceable in accordance with the laws of the Commonwealth of Kentucky, without giving effect to the principles of conflict of laws thereof.

16.   Counterparts

This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17.   Drug Screen

This Agreement is contingent upon the Employee’s successful completion of a pre-employment drug screen.  In the event that, for any reason, such drug screen shall not be successfully completed, this Agreement shall be null and void and the Company and the Employee shall have no obligations hereunder.

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of January 11, 2016.

EMPLOYEE

/s/ Daniel Seliga
      Daniel Seliga

HEALTHWAREHOUSE.COM, INC.

/s/   Joseph Savarino
        Joseph Savarino
        Chair, Compensation Committee